Exhibit 10.20

Memorandum of Understanding

Party A: The Administrative Committee of Wuxi Huishan Economic Development Zone, Jiangsu Province (Hereinafter referred to as “Party A”)

Party B: CASI Pharmaceuticals, Inc. (Hereinafter referred to as “Party B”)

Whereas the 2 Parties, through negotiations, have mutually reached this Memorandum of Understanding (Hereinafter referred to as “MoU”) on the establishment of a business entity by Party B in the abovementioned Economic Development Zone.

1.       Party B agrees to incorporate and invest in a company in the Development Zone with a registered capital of US$100,000,000 (one hundred million US Dollars), whose business includes manufacturing, sales, and research and development of biopharmaceutical products.

2.       The Party A agrees to provide a land of 107 Chinese acreages for industrial use, on which Party B shall build its own manufacturing base.

3.       The Party A shall support Party B in the procedure of corporate registration and the bidding auction of the land plot.

4.       The Joint Venture shall not be operating for less than 10 years, and the Joint Venture shall comply with related laws and regulations on environmental protection, fire protection, safe production, among others, during its capital construction and business operations. Party B shall ensure that the Joint Venture should strictly comply with the local policy on common statistical method in the zone where it runs its business, and issue invoices in a timely manner, and shall not issue invoices from an address other than its registered address.

5.       In satisfactorily performing all of the foregoing requirements, Party B and/or its Joint Venture shall be entitled to related government supporting policies in accordance with applicable agreements.

6.       Specific terms and conditions shall be set forth in Investment Agreement to be signed.

7.       This MoU shall take effect upon being executed by both Parties.

8.       The MoU has 6 originals, with the Party A and Party B each holding 2 copies, and the other two copies shall be achieved.

Signature and Stamp of both Parties:

Party A: The Administrative Committee of Wuxi Huishan Economic Development Zone, Jiangsu Province (Stamped) Legal representative (Authorized representative) /s/ Wenbin Cao	Party B: CASI Pharmaceuticals, Inc. (Stamped) Legal representative (Authorized representative) /s/ Wei-Wu He

Date signed: 11/16/2018